                                                                    Exhibit 10.6

                                                           Agreement No. 4569177
                                                           Amendment No. 5
                                                           Page of 8

                                                ACCEPTANCE SHALL BE INDICATED BY
                                                SIGNING AND RETURNING DUPLICATE


TO:                                          FROM:

PF.Net Corp.                                 AT&T Corp.
2941 Fairview Park Dr.                       1200 Peachtree Street
Suite 200                                    Room 09E30
Falls Church, Va. 22042                      Atlanta, GA  30309
Attn:   Donald L. Branscome                  Attn: Lynn O. Pardue


General Purchase Agreement Number 4569177 ("Agreement") between AT&T Corp. ("Company") and PF.Net, Corp. ("PFN") dated October 29,1999 and as modified by Amendment Nos. 1, 2, 3 and 4 is further modified by Amendment Number 5 as follows:


1. FIRST WHEREAS PARAGRAPH OF AGREEMENT: The last five words of the paragraph as set forth as follows are deleted from this Agreement:

                  Deleted: "along with certain marketing arrangements".

2. ARTICLE 1.24: DEFINITION OF DISPOSITION FIBERS: This clause is hereby deleted from this Agreement in its entirety.

3. ARTICLE 1.30: DEFINITION OF MARKETING AGREEMENT: This clause is hereby deleted from this Agreement in its entirety.

4. ARTICLE 3.3.G(v): OWNERSHIP OF SYSTEM: Sub-paragraph (v) is hereby deleted from this Agreement in its entirety.

5. ARTICLE 3.7: MARKETING OF FIBER: This clause is hereby deleted from this Agreement in its entirety and is not replaced.

6. ARTICLE 10.4: SPECIAL PAYMENT TERMS: This clause is hereby deleted from this Agreement in its entirety.

7. ARTICLE 3: STATEMENT OF WORK FOR THE SUPPLY OF LINK(S): The following language is added to the Agreement as new Sections 3.1.V through 3.1.AD:

                  3.1.V For Page 19, Link 14 of Exhibit B of the Agreement, Amendment 3, the Builder Substantially Complete Date and Builder Compete Date are modified as follows:

                    BUILDER SUBSTANTIALLY COMPLETE DATE:


                             AT&T / PFN Proprietary
12/05/01

                         FROM:     September 30, 2001

                         TO:       June 30, 2003

                    BUILDER COMPLETE DATE:

                         FROM:     March 31, 2002

                         TO:       December 31, 2003

         In order to accomplish the requested delay in delivery and minimize the cost of work performed in 2002, AT&T and PFN agree that the credit due AT&T in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) associated with OA construction shall be retained by PFN to satisfy obligations associated with this delay which includes PFN's obligations for sales to third parties.

         3.1.W. For Link 14 during 2002, the limit of expenditure by AT&T to PFN will not exceed Five Million Dollars ($5,000,000) for work performed in 2002.

         3.1.X For Link 14, the location for the Santa Ana POP is revised to 1241 West Alton Avenue at an increase to the price for Link 14 of Thirty Five Thousand Dollars ($35,000.00). The Long Beach POP will be fiber to the handhole at the POP only with no increase in price to AT&T to be charged by PFN.

         3.1.Y With respect to Links 4 and 6, the parties acknowledge that a key precedent to completion is an agreement with the Florida Turnpike. If an Agreement with the Florida Turnpike cannot be completed by AT&T prior to June 30, 2002, then PFN shall have the right to cancel its obligations for Links 4 and 6 and submit an invoice for work performed through the date of cancellation plus any reasonable actual costs for cancellation and/or demobilization charges, as evidenced by documentation with the invoices on Links 4 and 6.

         3.1.Z Link 6, Ellisville to Orlando, PFN is authorized to trench or bore two (2) one point nine inch (1.9") HDPE ducts as required from the Florida Turnpike bore to the existing stub-out piping located outside of the existing AT&T Windermere POP on the existing underground building wall. PFN will bore one (1) six inch (6") steel pipe from AT&T Windermere property across Florida Turnpike to east edge of ROW located next to Royal Vista Subdivision. Upon acceptance by AT&T, AT&T will pay within thirty (30) days of receipt of an invoice from PFN in an amount not to exceed of Forty Thousand Five Hundred Dollars ($40,500.00) for this completed work. In the event, PFN determines that the old six inch (6") steel casing pipe under Florida Turnpike can be used, AT&T will receive a invoice in the amount of Seventeen Thousand Dollars ($17,000.00) which represents a credit to AT&T of Twenty-Three Thousand Five Hundred Dollars ($23,500.00).

         3.1.AA Link 4 (Orlando FL to Miami, FL)

         (i) Link 4B, Ft. Pierce to Miami-PFN to install two (2) one point nine inch (1.9") HDPE ducts and pull a new fiber cable for the connection from AT&T handhole on Florida Turnpike at Glades Road to the new AT&T Boca Raton POP at 210 Street South and return to a new handhole adjacent to the Florida Turnpike. AT&T will provide the required cable to PFN for this additional work. The increase in the price for Link 4B for this work to AT&T will not exceed Three Hundred Twenty-Three Thousand Two Hundred Dollars ($323,200.00) for this additional construction. This work shall not commence prior to March 31, 2002. If the work does begin prior to that time, AT&T will not be liable for any of the costs associated with that work. AT&T has the option to cancel this additional work in the event the decision can be confirmed that allows AT&T to continue use of the existing AT&T Boca Raton POP adjacent to the Florida Turnpike.

         (ii) For Link 4, PFN will deliver As-built drawings of this Link including those sections using existing AT&T duct. AT&T's increased cost will be One Hundred Fifty Dollars ($150.00) per mile for one hundred sixty three (163) miles for a total amount not to exceed Twenty-Four Thousand Four Hundred Fifty Dollars ($24,450.00) which will be paid by AT&T within thirty
                  (30) days upon receipt of an invoice after deliver and acceptance of the As-built drawings.

         (iii) For Link 4B, PFN will require safety precautions to be provided by Florida State Police to close the traffic lane closest to the location of the existing duct structure from Fort Pierce to Miami. AT&T will pay PFN Five Hundred Twenty-Eight Dollars ($528.00) per mile for one hundred thirty-six (136) miles for an estimated total of Seventy-One Thousand Eight Hundred Eight Dollars ($71,808.00) for this required safety precaution.

          3.1.AB BALTIMORE, MD. On Link 38, PFN is authorized by AT&T to make an additional build for AT&T and PFN from the backbone past the PFN's 1401 Russell Street POP to the "AT&T 323 Charles Street POP" for a an estimated distance of ten thousand nine hundred four (10,904) feet. For this additional build, AT&T authorizes PFN to construct in a single ditch to include two (2) six (6") inch steel ducts with two (2) one point nine (1.9") inch OD and one (1) one point two five (1.25") inch ID innerducts in each ending at the PFN 1401 Russell Street POP continuing on to the 323 Charles Street POP. All ducts will be encased with 3000 psi strength concrete that will conform to the City of Baltimore specifications to provide mechanical protection in lieu of diversity. The schedule for completion of this additional work is subject to finalizing the required permits and arrangements for special safety procedures to be required during construction. The construction is estimated to be completed one hundred twenty (120) days following the reception of the required permits. For the additional build as set forth in this Section 3.1.AB and Exhibit B, there will be no additional cost to AT&T.

         3.1.AC Link 37, Atlanta to Greensboro:

         (i) AT&T authorizes PFN to install the fiber cable where it reaches a POP to pass through said POP using a routing which is internal to the POP building and accomplishes the objective of providing a continuous path for the cable to transit from the incoming manhole to the outgoing manhole. Additionally, PFN will deliver as built drawings of the Charlotte to Greensboro portion of Link 37, AT&T's additional cost will be One Hundred Fifty Dollars ($150.00) per mile for a total of four hundred seventy-eight (478) miles for an amount not to exceed Seventy-One Thousand Seven Hundred Dollars ($71,700.00) which will be due within thirty (30) days of receipt of an invoice from PFN after delivery and acceptance of the As-Built drawings by AT&T.

         (ii) AT&T authorizes PFN to install a fiber cable in a spare duct that currently exists between Atlanta Eastpoint and Atlanta Peachtree POPs. This fiber cable will contain a minimum of thirty-six (36) to forty-eight (48) single-mode fibers for AT&T's sole use which are to be provided to AT&T and charged at PFN's actual cost of that cable. The total fiber count in the fiber cable should include ninety-six (96) TrueWave RS fibers for AT&T which will be paid for by AT&T in this special case and up to one hundred forty-four (144) TrueWave RS fibers for PFN's use at PFN's expense. PFN agrees that it will complete the new build with six (6) ducts as set forth in Exhibit B on a diverse route and have this segment completed by March 31, 2002. All three (3) of the AT&T ducts will be left vacant, and the cable placed in the spare duct with the special cable specified above will remain in service. If for any reason other than reasons of Force Majuere as set forth in
                  Article 37, PFN is unable to complete this c onstruction of the six (6) ducts on a diverse route on or before December 31, 2002, the installed fiber cable will revert one hundred (100%) percent to AT&T, and PFN's use of the spare duct will no longer be allowed. For purposes of Agreement, diverse route will be defined as set forth in Exhibit E: Engineering and Construction Requirements.

         3.1.AD Link 39, Philadelphia to Newark, the backbone route will only pass the POP at Camden on the opposite side of the street for route diversity and the backbone route will only pass the New Brunswick POP due to AT&T change in POP plans at no additional cost to AT&T.

8. ARTICLE 3.6.C: ELECTRICAL POWER FOR OA SITES: Article 3.6.C is deleted in its entirety from the Agreement and substituted with the following language.

         3.6.C ELECTRICAL POWER FOR OA SITES: After expiration of the three (3) year period in which items (i) through (v) of Section 3.6.O are provided by PFN at the fixed unit price, PFN will charge AT&T negotiated rates for electrical power and building services. AT&T will have the option at any time during the term of this Agreement to provide its own electrical power upon giving ninety (90) days written notice to PFN of AT&T's intention to provide its own power. AT&T and PFN agree in the case where AT&T wants to provide its own standalone emergency generator it will do so for $2000 per site for a pad nearby the existing PFN standby generator and follow the same path for the power to travel through the PFN power building and into the AT&T buildings. The cost for installing the pad and the generator, plus required power cable connections, will be at AT&T's expense.

9.       ARTICLE 29: OTHER BUILDER COVENANTS, REPRESENTATIONS AND WARRANTIES:
         The last paragraph of Section 29.8, as added to this Agreement in Amendment No. 2, is amended to include the words "and Link 14" after the words "ADDED LINKS PRIMARY CITIES". The last paragraph of 29.8 will now read as follows:

                  "The Links listed in the following table titled ADDED LINKS PRIMARY CITIES and Link 14, will not be considered in determining the Builder Substantially Complete Date for the last Link for the purposes of this Section 29.8; it being the understanding that the Builder Substantially Complete Dates for said Links, whenever they occur, will not be used in any way to prohibit the sale of the Common Stock of Parent by Koch Ventures, John Warta and Stephen Irwin."



                       ADDED LINKS PRIMARY CITIES
-------------------------------------------------------------------------
LINK           TERMINATION A                TERMINATION Z
-------------------------------------------------------------------------
 1A        Pine Springs, VA (Reroute)     Calverton VA (Reroute)
-------------------------------------------------------------------------
 4         Windermere, FL                 Fort Pierce, FL (Splice Point)
-------------------------------------------------------------------------
 6         Ellisville, FL                 Orlando, FL (through Windermere
-------------------------------------------------------------------------
 37        Atlanta, GA                    Greensboro, NC
-------------------------------------------------------------------------
 38        Arlington, VA                  Philadelphia, PA
-------------------------------------------------------------------------
 39        Philadelphia, PA               Newark NJ
-------------------------------------------------------------------------
 43        Chicago, IL                    Elkhart, IN
-------------------------------------------------------------------------
 44        Toledo, OH                     Cleveland, OH
-------------------------------------------------------------------------


10. MAINTENANCE SERVICES TO PFN AND TO THIRD PARTIES: The following paragraphs 6, 7, 8 and 9 from Exhibit C of the Agreement are hereby deleted and added to this Agreement as Article 39.1 through 39.4:

"ARTICLE 39: MAINTENANCE SERVICES TO PFN AND TO THIRD PARTIES.

39.1 COVERAGE PERIOD. Maintenance will be performed by AT&T or its successors or assigns for all Links described in Exhibit A, and conclude upon expiration or termination of the Agreement.

39.2 SUBCONTRACTING. AT&T may subcontract any maintenance activities as set forth in Exhibit C, provided that AT&T shall require the subcontractor(s) to perform in accordance with the Agreement and Exhibit C. The use of any such subcontractor shall not relieve AT&T of any of its obligations herein.

39.3 FEES AND COSTS. During any time after the Acceptance Date for any Segment of a Cable System, AT&T shall provide for all maintenance activity for all Links for which maintenance responsibility is assigned to AT&T pursuant to the provisions of this Article 39 and Exhibit C.

         39.3.A. PFN will pay AT&T an monthly fee of FORTY ONE DOLLARS AND SIXTY SEVEN

         CENTS ($41.67) PER ROUTE MILE OR FIVE HUNDRED DOLLARS ($500.00) PER ROUTE MILE ANNUALLY for all maintenance activity described in Exhibit C of this Agreement, with the exception of emergency restoral activity as set forth in Section 1.3 or PCA work in Section 1.2 of Exhibit C which will be billed as needed on a time and material basis according to the parties' interests in the Fiber, Conduit or other property affected with labor charges not to exceed one thousand dollars ($1,000.00) per hour. Any fees and costs for emergency restoral paid to AT&T by responsible parties assessed for damages to the System will be reimbursed by AT&T to PFN at a rate of thirty-seven and one-half percent (37.5%) of the total fees paid to AT&T, less legal and administrative costs incurred by AT&T while participating in any damage claim or settlement related to cable or conduit damage by responsible parties. In the case of any decrease of ten percent (1 0%) or more versus the first year forecasted costs of AT&T, an adjustment to reflect said decrease will be made to PFN.

         In addition to the paragraph above, PFN will receive an equitable offset for any routine services provided by PFN that would otherwise be provided by AT&T (For example if PFN does routine ROW clearing, the fee will be adjusted to reflect the services performed).

         Effective with the Acceptance Date for each Link, maintenance fees are due and payable on a monthly basis until the monthly payment dated of December 1, 2003 for all Links for which Acceptance has occurred. Thereafter, maintenance fees for all Accepted Links are due and payable annually beginning with January 1, 2004.

         39.3.B. Maintenance fees for dark fibers and conduit sold or exchanged to third parties (exclusive of emergency restoral fees), will be shared as follows: fifty percent (50%) to PFN and fifty percent (50%) to AT&T, but such fees shall not be less than the following:


-------------------------------------------------------------------------
   NUMBER OF FIBERS SOLD PER SALE               MINIMUM FEE
-------------------------------------------------------------------------
1-8                                     $20 per route mile per month
-------------------------------------------------------------------------
9-12                                    $25 per route mile per month
-------------------------------------------------------------------------
13-24                                 $28.50 per route mile per month
-------------------------------------------------------------------------
25+                                     $30 per route mile per month
-------------------------------------------------------------------------
EACH CONDUIT EXCHANGED OR SOLD          $35 per route mile per month
-------------------------------------------------------------------------

         39.3.C Adjustment of monthly per mile fees, fees to third parties and maximum labor charge maintenance fees to the Builder in Article 39.3A and B above will be made every two (2) years beginning with the second anniversary of the Link Acceptance Date, by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84=100) for the twelve (12) month period ending three months prior to such anniversary of the Link Acceptance Date. In the event the Bureau of Labor Statistics (or any successor organization) no longer publishes the CPI-U, AT&T may designate the statistical index it deems most appropriate for adjustments and, from the date the CPI-U ceased to be published, such index shall be used to make adjustments under this provision. AT&T will confirm such increases to PFN in writing.

39.4 TERM. The fees and services for this maintenance will commence on a Link by Link basis following the Acceptance of each Link. Unless earlier terminated as set forth in this Agreement, this Article 39 and Exhibit C will be in force for the lesser of the period of time that the AT&T System is in use on a reasonably continuous basis for telecommunications purposes or the Builder System is in use for the same purposes.

11.      MODIFICATIONS TO EXHIBITS:

         A. Exhibit B is deleted in its entirety and replaced with the modified Exhibit B attached hereto.

         B. Exhibit C: is hereby deleted in its entirety and replaced with the modified and renamed Exhibit C: Maintenance Procedures attached hereto.

         C. Exhibit G: "Fiber and Conduit Disposition Agreement" is hereby deleted from this Agreement in its entirety. It is the intent of the parties that by the deletion of Exhibit G that neither party shall have any fiber and conduit disposition obligations.

         D. Exhibit O is deleted in its entirety and replaced with the modified Exhibit O.

         E. Exhibit P: General Terms and Conditions Associated with Land Rights of OA Buildings and Services Contract is deleted in its entirety and is replaced with the modified Exhibit P attached hereto.

         F. Exhibit Q: E-Commerce Terms and Conditions are added to this Agreement and attached hereto.

This Amendment No. 5 is effective as of the execution of this Amendment by both parties and shall be incorporated in and shall constitute a part of the Agreement as if fully set forth therein. EXCEPT AS AMENDED HEREIN, ALL TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.



APPROVAL:

ACKNOWLEDGED AND AGREED TO BY:


PF.NET CORP.                                 AT&T CORP.

BY   /S/ DONALD L. BRANSCOME                 BY   /S/ DIANA L. JONES
     ------------------------------               ------------------------------
     (signature)                                  (signature)

NAME DONALD L. BRANSCOME                     NAME DIANA L. JONES

     ------------------------------               ------------------------------

TITLE     SENIOR VICE PRESIDENT -            TITLE     PROCUREMENT DIRECTOR,
          BUSINESS DEVELOPMENT                         AT&T SUPPLIER MANAGEMENT
     ------------------------------               ------------------------------



DATE                                         DATE
     ------------------------------               ------------------------------
     (typed or printed)                           (typed or printed)